Exhibit 99.2

Statement Under Oath of Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Frederic M. Kline, Vice President and Chief Financial Officer of WGL Holdings, Inc., state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of WGL Holdings, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company’s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the WGL Holdings, Inc. Form 10-K filed with the Commission on December 20, 2001 for the fiscal year ended September 30, 2001;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of WGL Holdings, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Frederic M. Kline Frederic M. Kline	Subscribed and sworn to before me this 31st day of July 2002.

July 31, 2002

/s/ Douglas V. Pope Notary Public

My Commission Expires December 14, 2003